Exhibit 23.1

Deloitte & Touche LLP
Suite 4500
1111 Bagby Street
Houston, TX 77002-2591
USA
Tel: +1 713 982 2000
Fax: +1 713 982 2001
www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 23, 2017, relating to the consolidated financial statements and financial statement schedule of Archrock, Inc., and the effectiveness of Archrock, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Archrock, Inc. for the year ended December 31, 2016.

May 12, 2017